                                                                     EXHIBIT 3.1


                    RESTATED CERTIFICATE OF INCORPORATION OF
                               CHANNELPOINT, INC.


         KENNETH E. HOLLEN hereby certifies that:

         1. He is the duly elected and acting President and Chief Executive Officer of ChannelPoint, Inc., a Delaware corporation. The Company was originally incorporated on December 5, 1996. A Restated Certificate of Incorporation was filed with the Secretary of State on February 27, 1997, changing the name of the corporation from "ChannelWorks, Inc." to "ChannelPoint, Inc."

         2. The Certificate of Incorporation of this corporation is hereby restated to read as follows:

                                       I.

         The name of the corporation is ChannelPoint, Inc. (the "Corporation" or the "Company").

                                      II.

         The address of the registered office of the Corporation in the State of Delaware is:

                           Corporation Service Company
                           1013 Centre Road
                           Wilmington, DE  19805-1297

         The name of the Corporation's registered agent at said address is Corporation Service Company.

                                      III.

         The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                                      IV.

         A. This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is Ninety Seven Million Four Hundred Thousand (97,400,000) shares, Eighty Two Million Three Hundred Thousand (82,300,000) shares of which shall be Common Stock (the "Common Stock") and Fifteen Million One Hundred Thousand (15,100,000) shares of which shall be Preferred Stock (the "Preferred Stock"). The Preferred Stock shall have a par value of one-tenth of one cent ($.001) per share and the Common Stock shall have a par value of one-tenth of one cent ($.001) per share.

         B. Subject to the limitations and restrictions stated in this Restated Certificate of Incorporation, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation (voting together on an as-if-converted basis).

         C. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, within the limitations and restrictions stated in this Restated Certificate, to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, the liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

         D. Of the authorized shares of Preferred Stock, five million (5,000,000) shares are hereby designated Series A Preferred Stock (the "Series A Preferred"); one million seven hundred eighteen thousand one hundred eighty-one (1,718,181) shares are hereby designated Series B Preferred Stock (the "Series B Preferred"); four million four hundred thirteen thousand one hundred sixty-nine (4,413,169) shares are hereby designated Series C Preferred Stock (the "Series C Preferred"), three million four hundred forty two thousand eight hundred eight (3,442,808) shares are hereby designated Series D Preferred Stock (the "Series D Preferred") and five hundred thousand (500,000) shares are hereby designated Series E Preferred Stock (the "Series E Preferred"). The Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, and Series E Preferred are referred to collectively as the "Preferred."

         E. The rights, preferences, privileges, restrictions and other matters relating to the Preferred are as follows:

         1. DIVIDEND RIGHTS.

              (a) Holders of the then outstanding shares of the Preferred, in preference to the holders of the Common Stock of the Company, shall be entitled to receive, pari passu, when and as declared by the Board of Directors, but only out of funds that are legally available therefor, cash dividends at the rate of eight percent (8%) of the "Original Issue Price" per annum on each outstanding share of Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares). The Original Issue Price of the Series A Preferred shall be one dollar ($1.00); the Original Issue Price for the Series B Preferred shall be two dollars and seventy-five cents ($2.75); the Original Issue Price for the Series C Preferred shall be six dollars and fifty cents ($6.50), the Original Issue Price for the Series D Preferred shall be twenty dollars and ninety seven cents ($20.97), and the Original Issue Price for the Series E Preferred shall be one hundred dollars ($100.00). Such dividends shall be payable only when, as and if declared by the Board of Directors and shall be not be cumulative.

              (b) So long as any shares of Preferred shall be outstanding, no dividend, whether in cash or property, shall be paid or declared, nor shall any other distribution be made, on the Common Stock, nor shall any shares of any Common Stock of the Company be purchased, redeemed or otherwise acquired for value by the Company (except for acquisitions of Common Stock by the Company pursuant to agreements which permit the Company to repurchase such shares upon termination of services to the Company or in exercise of the Company's right of first refusal upon a proposed transfer) until all dividends (set forth in
Section 1(a) above) on the Preferred shall have been paid or declared and set apart. In the event dividends are paid on any share of Common Stock, an additional dividend shall be paid with respect to all outstanding shares of Preferred in an amount equal per share (on an as-if-converted to Common Stock basis) to the amount paid or set aside for each share of Common Stock. The provisions of this Section 1(b) shall not, however, apply to (i) a dividend payable in Common Stock or (ii) any repurchase of any outstanding securities of the Company that is unanimously approved by the Company's Board of Directors.

                                       2.

         2. VOTING RIGHTS.

         (a) GENERAL RIGHTS. Except as otherwise provided herein or as required by law, the Preferred shall be voted equally with the shares of the Common Stock of the Company and not as a separate class, at any annual or special meeting of stockholders of the Company, and may act by written consent in the same manner as the Common Stock, in either case upon the following basis: each holder of shares of Preferred shall be entitled to such number of votes as shall be equal to the whole number of shares of Common Stock into which such holder's aggregate number of shares of Preferred are convertible (pursuant to Section 4 hereof) immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent.

         (b) SEPARATE VOTE OF THE PREFERRED. For so long as any shares of Preferred remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding Preferred, voting together on an as-converted basis, shall be necessary for effecting or validating the following actions:

                   (i) Any agreement by the Company or its stockholders regarding an Asset Transfer or Acquisition (each as defined in Section 3(c));

                   (ii)  The payment of any dividends on the Common Stock;

                   (iii) Any amendment of Section 46 (Right of First Refusal) of the Company's Bylaws; or

                   (iv) Any increase in the number of authorized directors of the Company to more than eleven (11).

                   (v) The authorization or designation, whether by reclassification or otherwise, of any new class or series of stock or any other security convertible into equity securities of the Company ranking senior or pari passu to the Series A, Series B, Series C, Series D or Series E Preferred in right of redemption, liquidation preference, or voting dividends.

         (c) SEPARATE VOTE OF SERIES A PREFERRED. For so long as any shares of Series A Preferred remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding Series A Preferred shall be necessary for effecting or validating the following actions:

              (1) Any amendment, alteration, or repeal of any provision of the Restated Certificate or the Bylaws of the Company (including any filing of a Certificate of Designation), that affects adversely the voting powers, preferences, or other special rights or privileges, qualifications, limitations, or restrictions of the Series A Preferred; or

              (2) Any increase or decrease (other than by redemption or conversion) in the total number of authorized shares of Series A Preferred Stock.

         (d) SEPARATE VOTE OF SERIES B PREFERRED. For so long as any shares of Series B Preferred remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding Series B Preferred shall be necessary for effecting or validating the following actions:

                                       3.

              (1) Any amendment, alteration, or repeal of any provision of the Restated Certificate or the Bylaws of the Company (including any filing of a Certificate of Designation), that affects adversely the voting powers, preferences, or other special rights or privileges, qualifications, limitations, or restrictions of the Series B Preferred; or

              (2) Any increase or decrease (other than by redemption or conversion) in the total number of authorized shares of Series B Preferred Stock.

         (e) SEPARATE VOTE OF SERIES C PREFERRED. For so long as any shares of Series C Preferred remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding Series C Preferred shall be necessary for effecting or validating the following actions:

              (1) Any amendment, alteration, or repeal of any provision of the Restated Certificate or the Bylaws of the Company (including any filing of a Certificate of Designation), that affects adversely the voting powers, preferences, or other special rights or privileges, qualifications, limitations, or restrictions of the Series C Preferred; or

              (2) Any increase or decrease (other than by redemption or conversion) in the total number of authorized shares of Series C Preferred Stock.

         (f) SEPARATE VOTE OF SERIES D PREFERRED. For so long as any shares of Series D Preferred remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding Series D Preferred shall be necessary for effecting or validating the following actions:

              (1) Any amendment, alteration, or repeal of any provision of the Restated Certificate or the Bylaws of the Company (including any filing of a Certificate of Designation), that affects adversely the voting powers, preferences, or other special rights or privileges, qualifications, limitations, or restrictions of the Series D Preferred; or

              (2) Any increase or decrease (other than by redemption or conversion) in the total number of authorized shares of Series D Preferred Stock.

         (g) SEPARATE VOTE OF SERIES E PREFERRED. For so long as any shares of Series E Preferred remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at lease sixty-six and two-thirds percent (66-2/3%) of the outstanding Series E Preferred shall be necessary for effecting or validating the following actions:

              (1) Any amendment, alteration, or repeal of any provision of the Restated Certificate or the Bylaws of the Company (including any filing of a Certificate of Designation), that affects adversely the voting powers, preferences, or other special rights or privileges, qualification, limitations, or restrictions of the Series E Preferred; or

              (2) Any increase or decrease (other than by redemption or conversion) in the total number of authorized shares of Series E Preferred Stock.

         (h) VOTING FOR THE ELECTION OF DIRECTORS. As long as a majority of the shares of Series A Preferred originally issued remain outstanding, the holders of the outstanding shares of Series A Preferred shall be entitled to elect two
(2) directors of the Company at each annual election of directors. As long as a majority of the shares of Series B Preferred originally issued remain outstanding, the holders

                                       4.

of the outstanding shares of Common Stock and the holders of the outstanding shares of Series B Preferred (voting together as a single class and on an as-converted basis), shall be entitled to elect one (1) director of the Company at each annual election of directors. As long as a majority of the shares of Series C Preferred originally issued remain outstanding, the holders of the outstanding shares of Series C Preferred shall be entitled to elect one (1) director of the Company at each annual meeting of directors. As long as a majority of the shares of Series D Preferred originally issued remain outstanding, the holders of the outstanding shares of Series D Preferred shall be entitled to elect one (1) director of the Company at each annual meeting of directors. The holders of the outstanding shares of Common Stock shall be entitled to elect two (2) directors of the Company at each annual election of directors. The holders of the Preferred Stock and the holders of the Common Stock (voting together as a single class and on an as-converted basis) shall be entitled to elect any remaining directors of the Company.

         In the case of any vacancy (other than a vacancy caused by removal) in the office of a director occurring among the directors elected by the holders of a class or series of stock pursuant to this Section 2(h), the remaining directors so elected by that class or series may by affirmative vote of a majority thereof (or the remaining director so elected if there be but one, or if there are no such directors remaining, by the affirmative vote of the holders of a majority of the shares of that class or series), elect a successor or successors to hold office for the unexpired term of the director or directors whose place or places shall be vacant. Any director who shall have been elected by the holders of a class or series of stock or by any directors so elected as provided in the immediately preceding sentence hereof may be removed during the aforesaid term of office, either with or without cause, by, and only by, the affirmative vote of the holders of the shares of the class or series of stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders, and any vacancy thereby created may be filled by the holders of that class or series of stock represented at the meeting or pursuant to unanimous written consent.

              (i) DEEMED CONVERSION PRICE OF SERIES E PREFERRED STOCK FOR PURPOSE OF DETERMINING VOTING RIGHTS. If at any time after the Original Issue Date and prior to the Series E Preferred Pricing Date, a vote or written consent of the Company's stockholders is to be taken, then solely for purposes of determining the number of votes to which the holders of Series E Preferred Stock are entitled under this Section 2, the Series E Conversion Price shall be deemed to be $10.485, as adjusted to reflect any of the events described in Sections 4(f), (g), (h), (i), (j) or (k) below.

         3. LIQUIDATION RIGHTS.

              (a) Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of Common Stock, the holders of Preferred shall be entitled, pari passu, to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Common Stock by reason of their ownership thereof, an amount per share equal to the Original Issue Price plus all declared and unpaid dividends on the Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) for each share of the Preferred held by them.

              (b) After the payment of the full liquidation preference of the Preferred as set forth in Section 3(a) above, the remaining assets of the Company legally available for distribution, if any, shall be distributed ratably to the holders of the Common Stock.

              (c) The following events shall be considered a liquidation under this Section:

                   (1) (a) any consolidation or merger of the Company with or into any other corporation or other entity or person, or merger of any other corporation into the Company or any other

                                       5.

corporate reorganization, in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, own less than 50% of the Company's voting power immediately after such consolidation, merger or reorganization, or (b) any transaction or series of related transactions in which in excess of fifty percent (50%) of the Company's voting power is transferred (any of the foregoing, an "Acquisition"); or

                   (2) a sale, lease or other disposition of all or substantially all of the assets of the Company (an "Asset Transfer").

              (d) If, upon any liquidation, distribution, or winding up, the assets of the Company shall be insufficient to make payment in full to all holders of Preferred of the liquidation preference set forth in Section 3(a), then such assets shall be distributed among the holders of Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

         4. CONVERSION RIGHTS. The holders of the Preferred shall have the following rights with respect to the conversion of the Preferred into shares of Common Stock (the "Conversion Rights"):

              (a) CONVERSION OF SERIES E PREFERRED STOCK.

                   (1) OPTIONAL CONVERSION. Subject to and in compliance with the provisions of this Section 4, any shares of Series E Preferred may, at the option of the holder, be converted, at any time on or following the Series E Preferred Pricing Date, but in any event, no earlier than the Series E Preferred Pricing Date, into fully-paid and nonassessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series E Preferred shall be entitled upon conversion shall be the product obtained by multiplying the "Series E Conversion Rate" then in effect (determined as provided in Section 4(c) below) by the number of shares of Series E Preferred being converted. The "Series E Preferred Pricing Date" shall be the earliest to occur of the following: (i) the closing of the Company's first firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company (the "IPO"); (ii) an Asset Transfer or Acquisition; (iii) the date on which the Company completes a private sale to investors of its preferred stock in which (A) at least twenty percent (20%) of the proceeds come from a new investor or new investors who are not affiliates of either the Company or any existing holder of the Company's securities, and (B) the gross proceeds are least twenty million dollars ($20,000,000) (the "New Series Preferred"); (iv) the date which is eighteen (18) months after the date on which the Company first sells shares of its Series E Preferred (the "18 Month Anniversary"); or (v) the date upon which the Company and the holders of the outstanding shares of Series E Preferred Stock agree to fix the Series E Conversion Price as described in Section 4(a)2(z) below.

                   (2) SERIES E CONVERSION PRICE. The "Series E Conversion Price" shall be: (v) the price per share to the public, less a discount calculated at the rate of 0.50% per month (prorated on a daily basis based upon the actual number of days elapsed in any partial month) from the Original Issue Date through the date of closing of the IPO, in the event the Series E Preferred Pricing Date is the date of the IPO; (w) the conversion price of the New Series Preferred, less a discount calculated at the rate of 0.50% per month (prorated on a daily basis based upon the actual number of days elapsed in any partial month) from the Original Issue Date through the date on which the Company first completes the sale of shares of New Series Preferred, in the event the Series E Preferred Pricing Date is the date on which the Company first completes the sale of shares of New Series Preferred; (x) $15.00, less a discount calculated at the rate of 0.50% per month (prorated on a daily basis based upon the actual number of days elapsed in any partial month) from the Original Issue Date through the date on which the Asset Transfer or Acquisition is completed, in the event the Series E Preferred Pricing Date is the date of an Asset Transfer or Acquisition;
(y) the fair market value of a share of Common Stock as of the 18 Month Anniversary

                                       6.

(such fair market value to be determined by agreement of the Company and the holders of a majority of the outstanding shares of Series E Preferred or, if such parties cannot agree, by an independent nationally recognized investment bank selected by the Company and the holders of a majority of the outstanding shares of Series E Preferred), less a discount calculated at the rate of 0.50% per month (prorated on a daily basis based upon the actual number of days elapsed in any partial month) from the Original Issue Date through the 18 Month Anniversary, in the event the Series E Preferred Pricing Date is the 18 Month Anniversary; or (z) the Series E Conversion Price established by the agreement of the Company and the holders of at least 66-2/3% of the outstanding shares of Series E Preferred Stock; provided that such Series E Conversion Price is not less than the fair market value of a share of Common Stock on the date of such agreement (such fair market value to be determined by an independent nationally recognized investment bank selected by the Company and the holders of at least 66-2/3% of the outstanding shares of Series E Preferred). If the Series E Conversion Price is being determined under clause (x) above, and if there shall have occurred one or more of the events described in Sections 4(f), (g), (h),
(i), (j) or (k) between the date a share of the Series E Preferred Stock is first issued ("Original Issue Date") and the Series E Preferred Pricing Date, the Series E Conversion Price shall be adjusted to reflect any such events as if the Series E Conversion Price had been established at $15.00 as of the Original Issue Date of the Series E Preferred Stock.

              (b) OPTIONAL CONVERSION OF SERIES A PREFERRED, SERIES B PREFERRED, SERIES C PREFERRED AND SERIES D PREFERRED. Subject to and in compliance with the provisions of this Section 4, any shares of Preferred (other than shares of Series E Preferred) may, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of Common Stock. The number of shares of Common Stock to which a holder of Preferred (other than shares of Series E Preferred) shall be entitled upon conversion shall be the product obtained by multiplying the "Series A Conversion Rate," "Series B Conversion Rate," "Series C Conversion Rate," and "Series D Conversion Rate," as applicable, then in effect (determined as provided in Section 4(c)) by the number of shares of Series A Preferred, Series B Preferred, Series C Preferred, or Series D Preferred being converted.

              (c) CONVERSION RATES. The conversion rate in effect at any time for conversion of the Series A Preferred (the "Series A Conversion Rate") shall be the quotient obtained by dividing the Original Issue Price of the Series A Preferred by the "Series A Conversion Price," calculated as provided in Section 4(d). The conversion rate in effect at any time for conversion of the Series B Preferred (the "Series B Conversion Rate") shall be the quotient obtained by dividing the Original Issue Price of the Series B Preferred by the "Series B Conversion Price," calculated as provided in Section 4(d). The conversion rate in effect at any time for conversion of the Series C Preferred (the "Series C Conversion Rate") shall be the quotient obtained by dividing the Original Issue Price of the Series C Preferred by the "Series C Conversion Price," calculated as provided in Section 4(d). The conversion rate in effect at any time for conversion of the Series D Preferred (the "Series D Conversion Rate") shall be the quotient obtained by dividing the Original Issue Price of the Series D Preferred by the "Series D Conversion Price," calculated as provided in Section 4(d). The conversion rate in effect at any time for conversion of the Series E Preferred (the "Series E Conversion Rate") shall be the quotient obtained by dividing the Original Issue Price of the Series E Preferred by the "Series E Conversion Price," calculated as provided in Section 4(a)(2).

              (d) CONVERSION PRICES. After giving effect to the common stock dividend effected on December 17, 1999, the conversion prices of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock are as follows:


                  Series A Conversion Price                        $0.500
                  Series B Conversion Price                        $1.375
                  Series C Conversion Price                        $3.250
                  Series D Conversion Price                        $10.485


                                       7.

The Series E Conversion Price shall be determined in accordance with Section 4(a)(2) above. Such Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price and Series E Conversion Price shall be adjusted from time to time in accordance with this Section 4. All references to the Series A Conversion Price, Series B Conversion, Series C Conversion Price, Series D Conversion Price and Series E Conversion Price herein shall mean the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price and Series E Conversion Price as so adjusted.

              (e) MECHANICS OF CONVERSION. Each holder of Preferred who desires to convert the same into shares of Common Stock pursuant to this Section 4 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any transfer agent for the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred, as the case may be, and shall give written notice to the Company at such office that such holder elects to convert the same. Such notice shall state the number of shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and/or Series E Preferred being converted. Thereupon, the Company shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay in cash or, to the extent sufficient funds are not then legally available therefor, in Common Stock (at the Common Stock's fair market value determined by the Board of Directors as of the date of such conversion), any declared and unpaid dividends on the shares of Preferred being converted. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Preferred to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date. If the conversion is in connection with an underwritten offering of the Company's securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Preferred for conversion, be conditioned upon the closing of the sale of the Company's securities pursuant to such underwritten offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Preferred shall not be deemed to have converted such Preferred until immediately prior to the closing of such sale of the Company's securities. If the conversion is in connection with an Acquisition or an Asset Transfer, the conversion may, at the option of any holder tendering Preferred for conversion, be conditioned upon the closing of such Acquisition or Asset Transfer, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Preferred shall not be deemed to have converted such Preferred until immediately prior to the closing of such Acquisition or Asset Transfer.

              (f) ADJUSTMENT FOR STOCK SPLITS AND COMBINATIONS. If the Company shall at any time or from time to time after the date that the first share of Series E Preferred is issued (the "Original Issue Date") effect a subdivision of the outstanding Common Stock without a corresponding subdivision of the Preferred, the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price and Series E Conversion Price in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Company shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of the Preferred, the Series A Conversion Price, the Series B Conversion Price, Series C Conversion Price, Series D Conversion Price and Series E Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 4(f) shall become effective at the close of business on the date the subdivision or combination of the Common Stock becomes effective.

                                       8.

              (g) ADJUSTMENT FOR COMMON STOCK DIVIDENDS AND DISTRIBUTIONS. If the Company at any time or from time to time after the Original Issue Date, makes or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price and Series E Conversion Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price and Series E Conversion Price then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (2) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price and Series E Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price and Series E Conversion Price shall be adjusted pursuant to this Section 4(g) to reflect the actual payment of such dividend or distribution.

              (h) ADJUSTMENTS FOR OTHER DIVIDENDS AND DISTRIBUTIONS. If the Company at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock, in each such event provision shall be made so that the holders of Preferred shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of other securities of the Company which they would have received had their Preferred been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 4 with respect to the rights of the holders of the Preferred or with respect to such other securities by their terms.

              (i) ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE AND SUBSTITUTION.
If at any time or from time to time after the Original Issue Date, the Common Stock issuable upon the conversion of the Preferred is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than an Acquisition or Asset Transfer as defined in Section 3(c) or a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 4), in any such event each holder of Preferred shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Preferred could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

              (j) REORGANIZATIONS, MERGERS, CONSOLIDATIONS OR SALES OF ASSETS. If at any time or from time to time after the Original Issue Date, there is a capital reorganization of the Common Stock (other than an Acquisition or Asset Transfer as defined in Section 3(c) or a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 4), as a part of such capital reorganization, provision shall be made so that the holders of the Preferred shall


                                       9.

thereafter be entitled to receive upon conversion of the Preferred the number of shares of stock or other securities or property of the Company to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of Preferred after the capital reorganization to the end that the provisions of this Section 4 (including adjustment of the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price and Series E Conversion Price then in effect and the number of shares issuable upon conversion of the Preferred) shall be applicable after that event and be as nearly equivalent as practicable.

              (k) SALE OF SHARES BELOW SERIES A, SERIES B, SERIES C, SERIES D, OR SERIES E CONVERSION PRICES.

                   (1) If at any time or from time to time after the Original Issue Date, the Company issues or sells, or is deemed by the express provisions of this subsection (k) to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), other than as a dividend or other distribution on any class of stock as provided in Section 4(g) above, and other than a subdivision or combination of shares of Common Stock as provided in Section 4(f) above, for an Effective Price (as hereinafter defined) less than the then effective Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price, then and in each such case the then existing Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price by a fraction (i) the numerator of which shall be (A) the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale, plus (B) the number of shares of Common Stock which the aggregate consideration received (as defined in subsection
(k)(2)) by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price, and (ii) the denominator of which shall be the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued. For the purposes of the preceding sentence, the number of shares of Common Stock deemed to be outstanding as of a given date shall be the sum of (A) the number of shares of Common Stock actually outstanding, and (B) the number of shares of Common Stock into which the then outstanding shares of Preferred could be converted if fully converted on the day immediately preceding the given date. Notwithstanding the foregoing, if the issue or sale, or deemed issue or sale, of Additional Shares of Common Stock occurs prior to the Series E Preferred Pricing
Date: (i) if the Series E Conversion Price is determined under Section 4(a)(2)(x), such price shall be adjusted as of the Series E Preferred Pricing Date in the manner described in the last sentence of Section 4(a)(2); and (ii) if the Series E Conversion Price is determined pursuant to clauses (v), (w), (y) or (z) of Section 4(a)(2), no adjustment to the Series E Conversion Price under this Section 4(k) shall be made.

                   (2) For the purpose of making any adjustment required under this Section 4(k), the consideration received by the Company for any issue or sale of securities shall (A) to the extent it consists of cash, be computed at the net amount of cash received by the Company after deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale but without deduction of any expenses payable by the Company, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board of Directors, and (C) if Additional Shares of Common Stock,

                                      10.

Convertible Securities (as hereinafter defined) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

                   (3) For the purpose of the adjustment required under this
Section 4(k), if the Company issues or sells any rights or options for the purchase of, or stock or other securities convertible into, Additional Shares of Common Stock (such convertible stock or securities being herein referred to as "Convertible Securities") and if the Effective Price of such Additional Shares of Common Stock is less than the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price, in each case the Company shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion thereof; provided that if in the case of Convertible Securities the minimum amounts of such consideration cannot be ascertained, the Company shall be deemed to have received the minimum amounts of consideration without reference to such clauses; provided further that if the minimum amount of consideration payable to the Company upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; provided further that if the minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities. No further adjustment of the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities, provided that such readjustment shall not apply to prior conversions of Preferred.

                                      11.

                   (4) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this Section 4(k), whether or not subsequently reacquired or retired by the Company other than (1) shares of Common Stock issued upon conversion of the Preferred; (2) options, warrants or other rights to purchase up to 20,362,037 shares of Common Stock (provided that such number may be increased or decreased by the action of a majority of the Board of Directors), and the Common Stock issued pursuant to such options, warrants or other rights (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) after the Original Issue Date to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by a majority of the Board;
(3) shares of Common Stock issued in connection with a strategic alliance, provided such issuance has been approved by the holders of at least 66-2/3% of the Preferred; (4) shares of Common Stock to be issued to the shareholders of InsurQuote, Inc. pursuant to the Agreement and Plan of Merger dated February 1, 2000; and (5) shares of Common Stock to be issued to the shareholders of LifeLink, Inc. pursuant to the Agreement and Plan of Merger dated March 3, 2000. The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under this Section 4(k), into the aggregate consideration received, or deemed to have been received by the Company for such issue under this Section 4(k), for such Additional Shares of Common Stock.

              (l) CERTIFICATE OF ADJUSTMENT. In each case of an adjustment or readjustment of the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, or Series E Conversion Price for the number of shares of Common Stock or other securities issuable upon conversion of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred, the Company, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Preferred at the holder's address as shown in the Company's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (1) the consideration received or deemed to be received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (2) the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price at the time in effect, (3) the number of Additional Shares of Common Stock and (4) the type and amount, if any, of other property which at the time would be received upon conversion of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred.

              (m) NOTICES OF RECORD DATE. Upon (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, other than a dividend or other distribution payable in additional shares of Common Stock or in securities of the Company which would result in an adjustment of the applicable Conversion Price pursuant to Sections 4(g) and 4(h) hereof, respectively, or (ii) any Acquisition (as defined in Section 3(c)) or other capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company with or into any other corporation, or merger of any other corporation into the Company, or any Asset Transfer (as defined in Section 3(c)), or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each holder of Preferred at least twenty (20) days prior to the record date specified therein a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up is expected to become effective, and (3) the

                                      12.

date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up.

              (n) AUTOMATIC CONVERSION.

                   (1) Each share of Series A and Series B shall automatically be converted into shares of Common Stock, based on the then-effective Series A Conversion Price or Series B Conversion Price, (A) at any time upon the affirmative election of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of Preferred voting on an as-converted basis, or (B) immediately upon the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company in which (i) the per share price is at least ten dollars and forty-eight and one-half cents ($10.485) (adjusted for any stock dividends, splits, combinations or other recapitalizations), and (ii) the gross cash proceeds to the Company (before underwriting discounts, commissions and fees) are at least forty million dollars ($40,000,000). Upon such automatic conversion, any declared and unpaid dividends shall be paid in accordance with the provisions of Section 4(e).

                   (2) Each share of Series C and Series D Preferred shall automatically be converted into shares of Common Stock, based on the then-effective Series C Conversion Price or Series D Conversion Price, (A) at any time upon the affirmative election of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of Preferred voting on an as-converted basis and sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of Series C and Series D Preferred voting on an as-converted basis, provided, however, that if at the time of such vote the percentage of the combined Series C and Series D Preferred votes held by holders of Series D Preferred who do not hold any other series or class of capital stock of the Company is less than thirty-nine percent (39%), the affirmative election of the holders of at least sixty-six and two thirds percent (66-2/3%) of the outstanding shares of Series D Preferred also shall be required to so automatically convert the Series D Preferred, or (B) immediately upon the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company in which (i) the per share price is at least ten dollars and forty-eight and one-half cents ($10.485) (adjusted for any stock dividends, splits, combinations or other recapitalizations), and (ii) the gross cash proceeds to the Company (before underwriting discounts, commissions and fees) are at least forty million dollars ($40,000,000). Upon such automatic conversion, any declared and unpaid dividends shall be paid in accordance with the provisions of Section 4(e).

                   (3) Each share of Series E Preferred shall automatically be converted into shares of Common Stock, based on the then-effective Series E Conversion Price, (A) at any time following the Series E Preferred Pricing Date upon the affirmative election of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of Series E Preferred, or
(B) immediately upon the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company in which (i) the per share price is at least ten dollars and forty-eight and one-half cents ($10.485) (adjusted for any stock dividends, splits, combinations or other recapitalizations), and (ii) the gross cash proceeds to the Company (before underwriting discounts, commissions and fees) are at least forty million dollars ($40,000,000). Upon such automatic conversion, any declared and unpaid dividends shall be paid in accordance with the provisions of Section 4(e).

                   (4) Upon the occurrence of the event specified in paragraph
(1), (2) or (3) above, the outstanding shares of Series A, Series B, Series C, Series D or Series E Preferred, as applicable, shall

                                      13.

be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series A, Series B, Series C, Series D or Series E Preferred, as applicable, are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Series A, Series B, Series C, Series D or Series E Preferred, as applicable, the holders of such shares of Preferred shall surrender the certificates representing such shares at the office of the Company or any transfer agent for the Preferred. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which such shares of Preferred surrendered were convertible on the date on which such automatic conversion occurred, and any declared and unpaid dividends shall be paid in accordance with the provisions of Section 4(e).

              (o) FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon conversion of any shares of Preferred. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Preferred by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Corporation shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Common Stock's fair market value (as determined by the Board) on the date of conversion.

              (p) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

              (q) NOTICES. Any notice required by the provisions of this
Section 4 shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Company.

              (r) PAYMENT OF TAXES. The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Preferred, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Preferred so converted were registered.

              (s) NO DILUTION OR IMPAIRMENT. Without the consent of the holders of then-outstanding Preferred as required under Section 2, the Company shall not amend its Restated Certificate of

                                      14.

Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or take any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Preferred against dilution or other impairment.

         5. REDEMPTION. The Preferred shall not be redeemable by the Company.

         6. NO REISSUANCE OF PREFERRED. No share or shares of Preferred acquired by the Corporation by reason of purchase, conversion or otherwise shall be reissued.

         7. NO PREEMPTIVE RIGHTS. Stockholders shall have no preemptive rights except as granted by the Company pursuant to written agreements.

                                       V.

         For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

         A.

         1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted by the Board of Directors, subject to Article IV(E)(2)(b)(iv).

         2. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, directors shall be elected at each annual meeting of stockholders for a term of one year. Each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         3. Subject to the rights of the holders of any series of Preferred Stock, the Board of Directors or any individual director may be removed from office at any time (i) with cause by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of voting stock of the corporation, entitled to vote at an election of directors (the "Voting Stock") or (ii) without cause by the affirmative vote of the holders of at least a majority of the voting power of all the then-outstanding shares of the Voting Stock.

         4. Subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified.

                                      15.

         B.

         1. Subject to paragraph (h) of Section 43 of the Bylaws, the Bylaws may be altered or amended or new Bylaws adopted by the affirmative vote of a majority of the voting power of all of the then-outstanding shares of the Voting Stock. The Board of Directors shall also have the power to adopt, amend, or repeal Bylaws.

         2. The directors of the corporation need not be elected by written ballot unless the Bylaws so provide.

         3. No action shall be taken by the stockholders of the corporation except (i) at an annual or special meeting of stockholders called in accordance with the Bylaws or (ii) by written consent in accordance with the Bylaws.

         4. Special meetings of the stockholders of the corporation may be called, for any purpose or purposes, by (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer, (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption) or (iv) by the holders of the shares entitled to cast not less than ten percent (10%) of the votes at the meeting.

         5. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the corporation shall be given in the manner provided in the Bylaws of the corporation.

                                       VI.

         A. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the Delaware General corporation Law, as so amended.

         B. Any repeal or modification of this Article VI shall be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

                                      VII.

         A. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and consistent with the terms hereof, except as provided in paragraph B of this Article VII, and all rights conferred upon the stockholders herein are granted subject to this reservation.

         B. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the

                                      16.

holders of any particular class or series of the Voting Stock required by law, this Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal Articles V, VI and VII.

                                     * * * *

         4. This Restated Certificate of Incorporation has been duly approved by the Board of Directors of this Corporation.

         5. This Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 228 and 245 of the General Corporation Law of the State of Delaware by the Board of Directors and the stockholders of the Corporation. The total number of outstanding shares entitled to vote or act by written consent is seventeen million two hundred sixty five thousand two hundred twenty one (17,265,221) shares of Common Stock, five million (5,000,000) shares of Series A Preferred Stock, one million seven hundred eighteen thousand one hundred eighty-one (1,718,181) shares of Series B Preferred Stock, three million seven hundred ninety seven thousand seven hundred eighty five (3,797,785) shares of Series C Preferred Stock and three million four hundred forty two thousand eight hundred eight (3,442,808) shares of Series D Preferred Stock. A majority of the outstanding shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, voting together as a class, and the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding Preferred, voting together on an as-converted basis, approved this Restated Certificate of Incorporation by written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware and written notice of such approval was given by the Corporation in accordance with said Section 228.

                                      17.

         IN WITNESS WHEREOF, ChannelPoint, Inc. has caused this Restated Certificate of Incorporation to be signed by the President in Colorado Springs, Colorado this 24th day of March, 2000.

                                              CHANNELPOINT, INC.


                                              By: /s/ KENNETH E. HOLLEN
                                                  ------------------------------
                                                  Kenneth E. Hollen
                                                  President and Chief Executive
                                                  Officer



                                      18.